UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: June 14, 2012

GEOPULSE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54141	98-0560923
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 Americas Parkway NE, Suite 200 Albuquerque, NM 87110
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (505) 563-5787

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03   CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

As reported in a Current Report on Form 8-K dated February 22, 2011, the Registrant entered in to a Line of Credit Agreement (the “Line of Credit”) with Rampoldi, Inc., for a Line of Credit totaling $250,000.  The Line of Credit is intended to be used to provide operating capital for the Registrant.   Under the terms of the original Line of Credit, Rampoldi agreed to provide the Company with cash advances as requested by the Company, in an aggregate amount up to $250,000.  The cash advances bear interest at a rate of 10% per annum beginning on the date the proceeds of each cash advance are delivered to the Registrant.  The Line of Credit does not have a set maturity date.  Pursuant to the terms of the Line of Credit, Rampoldi may request repayment of the cash advances at anytime.

In the event Rampoldi requests the repayment of a cash advance, the Registrant will have four months in which to repay the outstanding principal and interest due under such cash advance.  In the event the Registrant is unable to fulfill Rampoldi’s repayment request, pursuant to the terms of the Line of Credit, Rampoldi may elect to convert the outstanding debt due under the cash advance into shares of the Registrant’s common stock.  Under the original terms of the Line of Credit, the conversion price was set at $0.07 per share.

On June 14, 2012, the Board of Directors of the Registrant approved an amendment to the terms of the Line of Credit Agreement to reduce the applicable conversion price to $0.005 per share.   Based upon discussions with Rampoldi, the Registrant’s Board of Directors determined that a reduction in the conversion price was necessary in order to allow the Registrant to maintain the Line of Credit.   All other terms and conditions of the Line of Credit remain unchanged.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On June 16, 2012, the Board of Directors of the Registrant authorized the issuance of 14,800,000 shares of the Registrant’s common stock.   The shares were issued at a price of $0.005 per share upon conversion of an outstanding balance of $74,000 due under the terms of the Registrant’s Line of Credit with Rampoldi, Inc.  A total of 7,400,000 of such shares were issued to Rampoldi, Inc., and the remaining 7,400,000 shares were issued to Nuala Services, Inc., and all such shares were issued in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for transactions not involving a public offering.  No underwriters were used, nor were any brokerage commissions paid in connection with the above share issuance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOPULSE EXPLORATION, INC.

By: /s/ Massimiliano Farneti

Massimiliano Farneti, President

Date: June 21, 2012